Exhibit 99.1

Dollar Tree Reaffirms Fourth Quarter Sales Guidance

CHESAPEAKE, Va. - January 5, 2006 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s largest $1.00 discount variety store chain, reaffirmed fourth quarter sales guidance on a pre-recorded message by Kent Kleeberger, Dollar Tree’s Chief Financial Officer.

Mr. Kleeberger stated that, as of January 5, 2006, fourth quarter sales may be characterized as in line with the Company’s previously announced sales guidance of $1.035 to $1.065 billion.

Interested parties may dial 757-321-5873 for the Company’s pre-recorded message.

As of January 5, 2006, Dollar Tree operated 2,923 stores in 48 states, compared to 2,740 stores in 48 states at January 4, 2005.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward -looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward - looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook, or estimate. For example, our forward - looking statements include statements regarding our expectations for fourth-quarter 2005 sales. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business," and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10 - K filed April 14, 2005 and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q filed December 8, 2005. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward - looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward - looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT: Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com